Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 32	Trade Date: 3/10/2003
(To Prospectus dated July 22, 2002 as supplemented	Issue Date: 3/13/2003

by Prospectus Supplement dated January 10, 2003)

The date of this Pricing Supplement is March 10, 2003

CUSIP or Common Code:	41013MJM3

Price to Public:	100.000% of the principal amount

Proceeds to Issuer:	$3,399,915.00

Discounts and Commissions:	0.500%

Reallowance:	0.150%

Dealer:	99.625%

Maturity Date:	9/15/2005

Stated Annual Interest Rate:	Floating Rate Note

Interest Reset Periods:	Quarterly, commencing on the 15th day of June, September, December and March (or, if such day is not a Business Day, the next following Business Day)

Interest Reset Dates:	The 15th day of June, September, December and March (or, if such day is not a Business Day, the next following Business Day)

Day Count Convention:	Actual/365 (Fixed)

Interest Rate Basis:	Treasury Rate

Index Maturity:	3 month

Spread:	+0.40%

Initial Interest Rate:	1.57972%

Maximum Interest Rate:	4.00% per annum with respect to each Interest Reset Period

Minimum Interest Rate:	N/A

Interest Payment Frequency and Dates:	Quarterly, on the 15th day of June, September, December and March (or, if such day is not a Business Day, the next following Business Day)

First Interest Payment Date:	6/15/2003

Additional Amounts:	N/A

Survivor’s Option:	Yes

Callable by Issuer:	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A

Original Issue Discount[1]:	N/A

Other Material Terms (if any):	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 32	Trade Date: 3/10/2003
(To Prospectus dated July 22, 2002	Issue Date: 3/13/2003

The date of this Pricing Supplement is March 10, 2003

CUSIP or Common Code:	41013MJN1	41013MJP6	41013MJQ4	41013MJR2	41013MJS0

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$697,612.50	$745,984.00	$351,450.00	$2,400,910.00	$314,534.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	3/15/2006	3/15/2007	3/15/2008	3/15/2011	3/15/2011

Stated Annual Interest Rate:	2.2000%	2.650%	3.050%	Step: 2.500% through 9/14/2005, and 6.000% thereafter (unless called)	3.850%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	4/15/2003	4/15/2003	4/15/2003	4/15/2003	4/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	9/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[2]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 32	Trade Date: 3/10/2003
(To Prospectus dated July 22, 2002	Issue Date: 3/13/2003

The date of this Pricing Supplement is March 10, 2003

CUSIP or Common Code:	41013MJT8	41013MJU5	41013MJV3	41013MJW1	41013MJX9

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$722,990.00	$627,817.50	$630,140.00	$429,000.00	$4,039,765.00

Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.850%	97.600%

Maturity Date:	3/15/2013	3/15/2015	3/15/2018	3/15/2023	3/15/2028

Stated Annual Interest Rate:	4.350%	4.500%	Step: 3.000% through 3/14/2006, and 6.500% thereafter (unless called)	5.050%	5.300%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	4/15/2003	4/15/2003	4/15/2003	4/15/2003	4/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	Yes	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	3/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A	3/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[3]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

[3]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.